UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2022

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (Par Value $0.01)	MGM	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2022 (Hong Kong time), MGM Grand Paradise Limited (“MGM Grand Paradise”), a non-wholly owned subsidiary of MGM China Holdings Limited (“MGM China”), an indirect subsidiary of MGM Resorts International (the “Company”), entered into a 10-year gaming concession contract to operate games of chance or other games in casinos in Macau commencing on January 1, 2023 (the “Concession Contract”) through December 31, 2032. The terms of the Concession Contract are substantially the same as the sub-concession contract previously entered into, except for the changes to comply with the new gaming law and different commercial arrangements. Pursuant to the Concession Contract, MGM Grand Paradise is entitled to operate a total of 750 gaming tables and 1,700 electric or mechanical gaming machines, which compares to 552 gaming tables and 1,701 electric or mechanical gaming machines currently in operation.

The Concession Contract provides that MGM Grand Paradise will pay the Macau government 35% of gross gaming revenue and a fixed annual premium of MOP 30 million (approximately US$3.7 million) with a variable premium based on the number of games in operation in addition to certain other levies as more fully described in the Concession Contract. In addition, the Concession Contract requires MGM Grand Paradise to have a minimum share capital and to undertake to implement investment projects in an amount equal to MOP 16.7 billion (approximately US$2 billion). MGM Grand Paradise is also required to provide, effective January 1, 2023, a MOP 1 billion (approximately US$125 million) bank guarantee to support MGM Grand Paradise’s legal and contractual obligations under the Concession Contract.

The foregoing summary of the Concession Contract is not complete and is qualified in its entirety by reference to the full and complete text of the Concession Contract, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ending December 31, 2022 to be filed with the SEC.

Item 7.01	Regulation FD Disclosure.

On December 18, 2022 (Hong Kong time), MGM China filed with The Stock Exchange of Hong Kong Limited an announcement with certain details regarding the terms of the Concession Contract. A copy of the announcement is furnished as Exhibit 99.1 to this Form 8-K.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description

99.1	Announcement of MGM China Holdings Limited, dated December 18, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2022

MGM Resorts International

By:	/s/ Jessica Cunningham
Name: Jessica Cunningham Title: Senior Vice President, Legal Counsel and Assistant Secretary